SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549



                               Form 8-K



                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934



Date of report:  May 9, 1994





                           C. R. Bard, Inc.
                     (Exact name of registrant as
                       specified in its charter)





  New Jersey                 1-6926                   22-1454160
  (State of          Commission File Number          IRS Employer
Incorporation)                                    Identification No.






730 Central Avenue,  Murray Hill, New Jersey                  07974
(Address of principal executive offices)                    (Zip Code)




                           (908) 277-8000
                    (Registrant's telephone number)

Item 5.  Other Events


               In a news release dated May 6, 1994, C. R. Bard, Inc. announced that the process of auditing new product submissions of its USCI division has begun and that the Company is unable to estimate how long the audit process will take or how long the suspension of FDA review of USCI's pending premarket applications will last. The news release, issued by the Company on May 6, 1994, is incorporated herein by reference, and is attached hereto as Exhibit 1.


                               SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                   C. R. BARD, INC.
                                   (Registrant)


                                   By: William C. Bopp /s/
                                       William C. Bopp
                                       Senior Vice President
                                       and Chief Financial Officer



Dated:  May 9, 1994

Exhibit 1                              C. R. Bard, Inc.
                                       730 Central Avenue
                                       Murray Hill, NJ  07974


News Release


Contact:            E. L. Parker
                    Treasurer
                    (908) 277-8059




       BARD UPDATES STATUS OF PRODUCT SUBMISSION AUDITS

MURRAY HILL, NJ - May 6, 1994 - C. R. Bard, Inc. (NYSE-BCR) said today that the process of auditing new product submissions of its USCI division has begun, and that the company is unable to estimate how long that process will take.

In January, Bard announced that the Food and Drug Administration's (FDA) Applications Integrity Policy had been applied to current applications from Bard's USCI division, and that based upon audits to be conducted by the Company, the FDA would assess the validity of data and information in USCI's pending premarket applications. The auditor has been selected and work began early in April. The Company is unable to estimate how long the audit process will take or how long the suspension of FDA review of USCI's pending premarket applications will last.

William H. Longfield, Bard's president and chief operating officer, said, "Notwithstanding the continued suspension of USCI's new product approvals, the first quarter sales strength experienced by our other businesses is continuing this quarter. As we stated at our annual meeting in April, Wall Street analysts' earnings estimates of $1.80 - $1.90 per share for 1994 still appear reasonable to us."

C. R. Bard, Inc., headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of health care products.

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